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                                                                     Exhibit 99

                WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP
                                 June 30, 1996

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended June 30, 1996:

          Net Loss                                           $(236,000)
          Add:  Amortization expense                             9,000
                Depreciation expense                           392,000
          Less: Cash to reserves                              (115,000)

          Cash Available for Distribution                    $  50,000
                                                             =========

          Distributions allocated to Limited Partners        $  50,000
                                                             =========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1996:

   Entity Receiving                    Form of
     Compensation                    Compensation                        Amount
   ----------------     -------------------------------------------     -------
   General Partners     Interest in Cash Available for Distribution     $    --

   Winthrop Management  Property Management Fee                         $82,000

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